UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2007 (December 3, 2007)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, the Advanced Medical Optics, Inc. (“AMO”) Board of Directors voted to appoint two new Board members.

Effective December 3, 2007, Mr. Daniel J. Heinrich has been appointed to AMO’s Board of Directors. Mr. Heinrich, 51, is the Senior Vice President and Chief Financial Officer of Clorox Co. Mr. Heinrich will serve as a Class II director, and his initial term on the Board will expire at AMO’s 2010 annual meeting of stockholders. Mr. Heinrich will serve as a member of the Audit and Finance Committee of the Board.

Concurrent with his appointment, Mr. Heinrich was granted 6,129 restricted stock units, which will vest on December 3, 2010, provided certain conditions are met. Mr. Heinrich will also be entitled to indemnification pursuant to a standard director Indemnity Agreement with AMO.

There are no understandings or arrangements between Mr. Heinrich and any other person pursuant to which Mr. Heinrich was selected to serve as a director of AMO. There are no family relationships between Mr. Heinrich and any director, executive officer or person nominated or chosen by AMO to become a director or executive officer, and there are no transactions between Mr. Heinrich or any immediate family member and AMO or any of its subsidiaries.

Effective December 4, 2007, Mr. G. Mason Morfit also has been appointed to AMO’s Board of Directors. Mr. Morfit, 32, is a Partner of ValueAct Capital, a significant stockholder of AMO. Mr. Morfit will serve as a Class I director, and his initial term on the Board will expire at AMO’s 2009 annual meeting of stockholders. Mr. Morfit will serve as a member of the Science and Technology Committee.

Concurrent with his appointment, Mr. Morfit was granted 6,235 restricted stock units, which will vest on December 4, 2010, provided certain conditions are met. Mr. Morfit will also be entitled to indemnification pursuant to a standard director Indemnity Agreement with AMO.

In connection with Mr. Morfit’s appointment, AMO on December 4, 2007 entered into an Agreement (the “Agreement”) with ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), ValueAct Capital Master Fund III, L.P. (“ValueAct Master Fund III”), VA Partners I, LLC (“VA Partners”), VA Partners III, LLC (“VA Partners III”), ValueAct Capital Management, L.P. (“ValueAct Management L.P.”), ValueAct Capital Management, LLC (“ValueAct Management LLC”), ValueAct Holdings, L.P. (“VA Holdings”) and ValueAct Holdings GP, LLC (“VA Holdings GP”), Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, G. Mason Morfit, Todd Bourell, Gregory P. Spivy, Kelly Barlow, Allison Bennington, Briana Curran and Ronald Yee (collectively, the “ValueAct Partners”) and together with ValueAct Master Fund, ValueAct Master Fund III, VA Partners, VA Partners III, ValueAct Management L.P., ValueAct Management LLC, VA Holdings and VA Holdings GP, and the ValueAct Partners, the “Stockholders”).

Pursuant to the Agreement, and until the earlier of (a) such time that Mr. Morfit (or a designee of the Stockholders who is approved by AMO) no longer serves as a director of AMO or is not re-nominated for election as a director, (b) the date the Stockholders beneficially own less than 5 % of the shares of AMO’s Common Stock outstanding or (c) a date established by mutual consent of AMO and the Stockholders, AMO agreed to appoint G. Mason Morfit, a member of ValueAct Capital Management, L.P., to the AMO Board of Directors and its Science and Technology Committee for an initial term expiring in 2009. Mr. Morfit also agreed to sign AMO’s policies relating to confidentiality, communications with third parties and trading in AMO’s securities.

Until the earlier of (a) such time that Mr. Morfit (or a designee of the Stockholders who is approved by AMO) no longer serves as a director of AMO or is not re-nominated for election as a director, (b) the date immediately following the 2008 Annual Meeting, (c) the date the Stockholders beneficially own less than 5 % of the shares of Common Stock outstanding or (d) a date established by mutual consent of AMO and the Stockholders, the Stockholders agreed to vote, or provide their consent with respect to, all of the shares of AMO Common Stock beneficially owned by the Stockholders for each of AMO’s nominees for election to the Board at the 2008 Annual Meeting, and in other matters proposed by stockholders at the 2008 Annual Meeting, if any, in accordance with the recommendation of the Board. The Stockholders further agreed during this time period not to:

•

Solicit proxies or consents, or participate in any manner in the solicitation of proxies or consents, from AMO’s stockholders to elect persons to the Board or to approve stockholder proposals (other than as an AMO director at AMO’s request);

•	Make or be the proponent of any stockholder proposal;

•	Seek, alone or in concert with others, to call a meeting of stockholders, seek representation on the Board, or seek the removal of any member of the Board;

•

Make any publicly disclosed proposal relating to or publicly disclosed request that the Board consider any of the matters set forth in (b) through (j) of Item 4 of Schedule 13D of the Securities Exchange Act of 1934, such as:

•	an extraordinary corporate transaction (e.g., any merger, reorganization or liquidation),

•	any sale or transfer of a material amount of AMO’s assets or of any of its subsidiaries,

•	any change in AMO’s Board or management, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board,

•	any material change in AMO’s present capitalization or dividend policy,

•	any other material change in AMO’s business or corporate structure,

•	changes in AMO’s charter, bylaws or instruments corresponding thereto or other actions that may impede the acquisition of control of AMO by any person,

•	the delisting of AMO’s securities from the NYSE,

•	AMO securities becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or

•	any action similar to any of those enumerated above; or

•

Request AMO or any of its representatives, directly or indirectly, to release any of the Stockholders from, amend or waive, or otherwise take any action that is inconsistent with any provision of the Agreement.

The Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Other than the Agreement, there are no understandings or arrangements between Mr. Morift and any other person pursuant to which Mr. Morfit was selected to serve as a director of AMO. There are no family relationships between Mr. Morfit and any director, executive officer or person nominated or chosen by AMO to become a director or executive officer, and, except as described above, there are no transactions between Mr. Morfit or any immediate family member and AMO or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure.

The full text of the press release relating to the Board appointments of Messrs. Heinrich and Morfit is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Agreement, dated December 4, 2007, among Advanced Medical Optics, Inc., ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P., VA Partners I, LLC, VA Partners III, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, G. Mason Morfit, Todd Bourell, Gregory P. Spivy, Kelly Barlow, Allison Bennington, Briana Curran and Ronald Yee.

99.2	Press release dated December 5, 2007 announcing the appointments of Messrs. Heinrich and Morfit to the Advanced Medical Optics, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: December 5, 2007	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner,
Executive Vice President, Administration,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Agreement, dated December 4, 2007, among Advanced Medical Optics, Inc., ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P., VA Partners I, LLC, VA Partners III, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, G. Mason Morfit, Todd Bourell, Gregory P. Spivy, Kelly Barlow, Allison Bennington, Briana Curran and Ronald Yee.

99.2	Press release dated December 5, 2007 announcing the appointments of Messrs. Heinrich and Morfit to the Advanced Medical Optics, Inc. Board of Directors.